Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them.

Dated: February 26, 2018

HCperf Holdings B.V.

By:	/s/ J. Will Franklin
	Name:	J. Will Franklin
	Title:	Authorized Person

LRP IV Luxembourg Holdings S.a.r.l.

By:	/s/ J. Will Franklin
	Name:	J. Will Franklin
	Title:	Authorized Person

Lime Rock Partners IV, L.P.

By:	/s/ J. Will Franklin
	Name:	J. Will Franklin
	Title:	Authorized Person

LRP V Luxembourg Holdings S.a.r.l.

By:	/s/ J. Will Franklin
	Name:	J. Will Franklin
	Title:	Authorized Person

Lime Rock Partners V, L.P.

By:	/s/ J. Will Franklin
	Name:	J. Will Franklin
	Title:	Authorized Person

*
Jonathan C. Farber

*
John T. Reynolds

* By: /s/ Kris Agarwal
Kris Agarwal, Attorney-in-Fact